UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      OTHER EVENTS.

Transaction Litigation

As previously disclosed, on February 9, 2016, ITC Holdings Corp (“ITC”) entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) with Fortis Inc. (“Ultimate Parent”), FortisUS Inc. (“Parent”) and Element Acquisition Sub Inc. (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into ITC (the “Merger”), with ITC continuing as the surviving corporation and a subsidiary of Parent. ITC is supplementing its disclosure regarding the Merger in connection with a proposed settlement of three of the four litigations brought by purported stockholders of ITC. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. ITC and the other named defendants continue to deny any wrongdoing alleged in all such litigation.

As previously disclosed in ITC’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2016 (as amended or supplemented from time to time, the “proxy statement/prospectus”), purported stockholders of ITC have initiated legal actions challenging the Merger.

On February 26, 2016, an action captioned Paolo Guerra v. Albert Ernst, et al., No. 2016-151709-CB was filed in the Oakland County Circuit Court of the State of Michigan.  The complaint names as defendants a combination of ITC and the individual members of the ITC board of directors, Fortis, FortisUS and Merger Sub.  The complaint generally alleges, among other things, that (i) ITC’s directors breached their fiduciary duties in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, care and independence), (ii) ITC’s directors failed to take appropriate steps to maximize shareholder value and claims that the merger agreement contains several deal protection provisions that are unnecessarily preclusive and (iii) a combination of Fortis, FortisUS and Merger Sub aided and abetted the purported breaches of fiduciary duties.  The complaints seek class action certification and a variety of relief including, among other things, enjoining defendants from completing the proposed merger transaction, unspecified rescissory and compensatory damages, and costs, including attorneys’ fees and expenses.  On March 14, 2016, the Guerra state court action was dismissed by the plaintiff and refiled in the United States District Court, Eastern District of Michigan (the “Court”), as Paolo Guerra v. Albert Ernst, et al., No 2:16-cv-10914.  The federal complaint names the same defendants, asserts the same general allegations and seeks the same types of relief as in the state court case.  On March 25, 2016, Guerra amended his federal complaint.  The amended complaint drops FortisUS, Fortis and Merger Sub as defendants and adds claims alleging that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 because the proxy statement/prospectus is allegedly materially misleading and allegedly omits material facts that are necessary to render it non-misleading.

On March 29, 2016, an action captioned Mehrotra v. Welch, et. al., No. 2016-152233-CB was filed in the Oakland County Circuit Court of the State of Michigan naming the individual members of the ITC board of directors, FortisUS and Merger Sub as defendants and asserting the same general allegations and seeking the same types of relief as the other state court actions.  On April 22, 2016, the Mehrotra state court action was dismissed and refiled in the United States District Court, Eastern District of Michigan, as Mehrotra v. Welch, et al., No. 2:16-cv-11449.  The federal complaint names the same defendants, asserts the same general allegations and seeks the same types of relief as in the state court case.

On April 8, 2016, an action captioned Harold Severance v. Joseph L. Welch, et. al., No. 2:16-cv-11293 was filed in the United States District Court for the Eastern District of Michigan by the purported shareholder who had previously sent a demand letter to ITC’s board of directors on March 8, 2016.  The complaint, which purports to bring claims both directly on behalf of the class and derivatively on behalf of ITC, names the individual members of ITC’s board of directors, Fortis, FortisUS and Merger Sub as defendants and ITC as nominal defendant, and asserts the same general allegations and seeks the same types of relief as in the Guerra federal court action.

Plaintiffs and defendants in these three actions have reached an agreement in principle to settle the actions and release the defendants from all claims relating to the Merger, subject to approval of the Court.  ITC continues to believe that the Guerra, Mehrotra and Severance Actions are without merit and that no further disclosure is required to supplement the proxy statement/prospectus under applicable laws.  However, to eliminate the burden, expense and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, ITC has determined to make certain supplemental disclosures to the proxy statement/prospectus as set forth below.  Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

ITC and the other named defendants have vigorously denied, and continue to vigorously deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in these Actions.

3

Supplemental Disclosure

The supplemental disclosure set forth in this Current Report on Form 8-K below should be read alongside the proxy statement/prospectus, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement/prospectus, this Current Report on Form 8-K supersedes the information contained in the proxy statement/prospectus. Defined terms used but not otherwise defined herein have the meanings set forth in the proxy statement/prospectus.

1. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Background of the Merger” is hereby supplemented as follows:

A. The following disclosure replaces the second full paragraph on page 56 (which paragraph begins “On November 5, 2015, ITC engaged”) of the proxy statement/prospectus:

On November 5, 2015, ITC engaged Barclays and Morgan Stanley as financial advisors in connection with the strategic review process after considering various factors, including each bank’s overall reputation and experience as an investment banking firm, their respective knowledge of the utilities industry generally and ITC’s business and operations and other respective capabilities and strengths, and after making the determination that having two financial advisors who had deep experience in the utilities industry would be conducive to maximizing shareholder value.

B. The following disclosure replaces the second sentence in the fourth full paragraph on page 56 (which sentence begins “These parties were selected based in part”) of the proxy statement/prospectus:

In addition to ITC’s desire to preserve the confidentiality of the process, these parties were selected as the most logical group of both potential strategic and financial parties based in part on advice from Barclays and Morgan Stanley in respect of their financial capacity and ability to timely execute a transaction of this size, ability to preserve independence under FERC standards, industry experience and perceived potential interest in a transaction with ITC. On November 10, 2015, Party A declined to participate in the strategic review process despite its preliminary proposal to acquire ITC for US$39.00 per share in an all-cash transaction.

C. The following disclosure replaces the last sentence in the fourth full paragraph on page 58 (which sentence begins “The ITC board of directors also determined”) of the proxy statement/prospectus:

The independent directors also determined that Albert Ernst and Hazel O’Leary, both lawyers with extensive utility experience, and Lee Stewart, the lead director and a former investment banker, should oversee the possible selection of independent counsel to the ITC board of directors due to their experience with legal and financial advisors and their status as independent directors.

D. The following disclosure replaces the first paragraph on page 60 (which paragraph begins “On December 24, 2015, the ITC board of directors”) of the proxy statement/prospectus:

The ITC board of directors, in consultation with representatives of Jones Day, determined that, in accordance with good governance practice, it would be advisable for the ITC board of directors to engage an independent financial advisor to separately advise the board with respect to the strategic assessment process.  Upon such determination, on December 24, 2015, the ITC board of directors engaged Lazard to act as the independent financial advisor to the ITC board of directors.

E. The following disclosure replaces the third full paragraph on page 61 (which paragraph begins “Later that day, Mr. Perry”) of the proxy statement/prospectus:

Later that day, Mr. Perry contacted Mr. Welch by telephone to withdraw the January 11 Fortis Proposal, indicating that Fortis had received an unexpected unfavorable report from a national debt rating agency service with respect to the proposed transaction structure in the January 11 Fortis Proposal. As a result of the withdrawal of the January 11 Fortis Proposal, the Consortium’s need for additional time to complete its confirmatory due diligence review and the lack of submissions from any other third party, ITC’s management, in consultation with the ITC board of directors, determined it would be advisable to extend the deadline of the strategic review process to give the potentially interested parties additional time to conclude due diligence and develop proposals for consideration.

F.  The following disclosure is added following the second sentence in the first paragraph on page 65 of the proxy statement/prospectus:

Morgan Stanley provided information to the ITC Board regarding the relationships between Morgan Stanley and each of Fortis and ITC, including with respect to the aggregate holdings of the common stock of Fortis and ITC held by Morgan Stanley, which were not material.

G. The following disclosure replaces the first and second sentences in the first full paragraph on page 65 (which sentences begin “During the course of the February 8, 2016 ITC board of directors’ meeting”) of the proxy statement/prospectus:

During the course of the February 8, 2016 ITC board of directors’ meeting, Party G delivered a revised proposal to enter into a transaction with ITC in an all-stock transaction with a fixed exchange ratio, valuing ITC at approximately US$43.25 per share based upon unaffected trading prices for Party G’s common stock and indicating that Party G would require approximately two additional weeks to complete its due diligence. The ITC board of directors, with the assistance of the financial advisors, reviewed the revised Party G proposal, noting that there was a substantial risk that Fortis would abandon its pursuit of ITC, or adversely change the terms of its proposal, were ITC to delay the process given the period of time that Party G indicated it would require to finalize its proposal. In addition, the ITC board of directors, based in part on the advice of the financial advisors, noted that the $43.25 per share price reflected in Party G’s proposal did not take into consideration the impact that the difference between the multiple of earnings at which ITC is valued and the multiple of earnings at which companies in the industry in which Party G operated are valued would have on the pro forma trading multiple of the combined company, which the financial advisors believed would likely result in substantial degradation in value for ITC shareholders if the two companies were combined.

2. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Opinions of ITC’s Financial Advisors—Opinion of Lazard” is hereby supplemented as follows:

A. The following disclosure is added following the tenth bullet on page 79 of the proxy statement/prospectus:

ITC Comparable Company Name	Share Price to 2016E EPS (2016 P/E Multiple)	Share Price to 2017E EPS (2017 P/E Multiple)	Enterprise Value to 2016E EBITDA	Enterprise Value to 2017E EBITDA
Consolidated Edison, Inc.	17.7x	17.2x	9.1x	8.7x
Eversource Energy	18.1x	17.1x	10.8x	10.3x
WEC Energy Group, Inc.	19.5x	18.3x	11.4x	10.8x
Xcel Energy Inc.	17.9x	16.9x	9.6x	9.1x

Fortis Comparable Company Name	Share Price to 2016E EPS (2016 P/E Multiple)	Share Price to 2017E EPS (2017 P/E Multiple)	Enterprise Value to 2016E EBITDA	Enterprise Value to 2017E EBITDA
Alliant Energy Corporation	17.9x	16.9x	10.6x	9.6x
Ameren Corporation	17.3x	16.3x	8.2x	7.8x
Canadian Utilities Limited	17.6x	16.4x	10.2x	9.5x
CMS Energy Corporation	19.8x	18.4x	9.7x	9.2x
DTE Energy Company	17.4x	16.4x	9.3x	8.7x
Emera Inc.	19.3x	16.6x	N/A	N/A
WEC Energy Group, Inc.	19.5x	18.3x	11.4x	10.8x
Xcel Energy Inc.	17.9x	16.9x	9.6x	9.1x

Based on Lazard’s analysis of the relevant metrics for each of the ITC comparable companies and Fortis comparable companies, including the high and low multiples, as well as its professional judgment and experience, Lazard derived the applied ranges of multiples.

B. The following disclosure is added following the second bullet on page 81 of the proxy statement/prospectus:

The estimated future cash flow for the years 2016 through 2020 that Lazard calculated for ITC, based on financial projections provided to it by ITC, were as follows:

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
	(in millions of US dollars)
Future Cash Flow	(63)	17	224	412	468

C. The following disclosure is added following the second paragraph on page 81 of the proxy statement/prospectus:

In calculating the estimated range of weighted average cost of capital for ITC, Lazard used a weighted average of the estimated cost of equity capital and the after-tax cost of debt of 2.7%, based on a target debt to total capitalization percentage of 45%. To calculate the estimated cost of equity, Lazard utilized the capital asset pricing model and incorporated a “beta” metric of 0.38 (unlevered), a risk-free rate of return of 2.27% and a market risk premium of 7.00%.

In calculating the estimated range of weighted average cost of capital for Fortis, Lazard used a weighted average of the estimated cost of equity capital and the after-tax cost of debt of 3.5%, based on a target debt to total capitalization percentage of 46%. To calculate the estimated cost of equity, Lazard utilized the capital asset pricing model and incorporated a “beta” metric of 0.40 (unlevered), a risk-free rate of return of 1.92% and a market risk premium of 7.00%.

D. The following disclosure is added following the first table on page 84 of the proxy statement/prospectus:

Lazard’s illustrative infrastructure returns analysis is a reference-only analysis that seeks to determine ranges of prices an infrastructure investor may be able to afford based on certain illustrative assumptions, including such investor’s target range of internal rates of return (“IRR”) and assumed incremental debt capacity, among other assumptions. For such analysis, Lazard utilized the ITC management plan between 2016 — 2020 and extrapolations thereafter approved by management of the Company and based on run-rate capital expenditures and assumed earned ROE and capital structure.

3. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Opinions of ITC’s Financial Advisors—Opinion of Barclays” is hereby supplemented as follows:

A. The following disclosure replaces the second to last sentence in the first paragraph on page 90 (which sentence begins “Based upon these judgments, Barclays selected”) of the proxy statement/prospectus:

Based upon these judgments, Barclays’ experience in the public utility industry and an analysis of the relevant metrics for each of the ITC selected comparable companies, Barclays selected a range of multiples for ITC and applied such range to the ITC Projections to calculate a range of implied prices per share of ITC common stock.

B. The following disclosure replaces the table on page 90 of the proxy statement/prospectus:

	P/E		Price /
	LTM	2016E	Book
Consolidated Edison, Inc.	18.8x	17.5x	1.6x
Eversource Energy	18.8x	18.3x	1.7x
WEC Energy Group Inc	20.8x	19.2x	2.1x
Xcel Energy Inc.	18.8x	17.6x	1.9x

C. The following disclosure replaces the first table on page 91 of the proxy statement/prospectus:

Announcement			Selected Multiple Ranges		EV/Rate
Date	Acquiror	Target	FY1	P/B	Base
9/4/2015	Emera	TECO Energy	25.0x	2.5x	2.1x
2/25/2015	Iberdrola USA	UIL Holdings Corp.	21.7x	2.2x	1.9x
12/3/2014	NextEra Energy, Inc.	Hawaiian Electric Industries, Inc.	19.7x	1.9x	1.7x
6/23/2014	Wisconsin Energy Corporation	Integrys Energy Group	20.0x	1.7x	1.5x
4/30/2014	Exelon Corp.	Pepco Holdings, Inc.	22.5x	1.6x	1.7x
12/11/2013	Fortis	UNS Energy	18.0x	2.2x	1.5x
5/29/2013	MidAmerican	NV Energy, Inc.	18.3x	1.6x	1.5x
2/21/2012	Fortis	CH Energy Group	20.2x	2.0x	1.7x
6/23/2011	Gaz Métro	Central Vermont PSC	21.4x	1.7x	1.7x

D.  The following disclosure replaces the second to last sentence in the second paragraph on page 91 (which sentence begins “Based upon these judgments, Barclays selected”) of the proxy statement/prospectus:

Based upon these judgments, Barclays’ experience in the public utility industry and an analysis of the relevant metrics for each of the selected precedent transactions, Barclays selected a range of multiples for ITC and applied such range to the ITC Projections to calculate a range of implied prices per share of ITC common stock.

E. The following disclosure replaces the second table on page 91 of the proxy statement/prospectus:

Implied Value Per Share
of ITC common stock
FY1 P/E	US$37.12 — US$51.55
EV/Rate Base	US$20.71 — US$41.70
P/B	US$17.47 — US$28.11

F. The following disclosure is added following the second to last sentence in the first paragraph on page 92 of the proxy statement/prospectus:

The weighted average cost of capital was derived by application of the capital asset pricing model, taking into account certain metrics including target capital structure, the cost of long-term U.S. Treasury debt, tax rates, unlevered and levered betas for certain selected comparable companies, as well as certain financial metrics for the U.S. financial markets generally.

G. The following disclosure replaces the last sentence in the last paragraph on page 93 (which sentence begins “Based upon these judgments, Barclays selected”) of the proxy statement/prospectus:

Based upon these judgments, Barclays’ experience in the public utility industry and an analysis of the relevant metrics for each of the Fortis selected comparable companies, Barclays selected a range of multiples for Fortis and applied such range to the Fortis Projections to calculate a range of implied price per Fortis common share.

H. The following disclosure is added following the fourth sentence in the fourth paragraph on page 94 of the proxy statement/prospectus:

The weighted average cost of capital was derived by application of the capital asset pricing model, taking into account certain metrics including target capital structure, the cost of long-term U.S. Treasury debt, tax rates, unlevered and levered betas for certain selected comparable companies, as well as certain financial metrics for the U.S. financial markets generally.

I.  The following disclosure replaces the second sentence in the first full paragraph on page 95 (which sentence begins “Total compensation of approximately US$20.7 million”) of the proxy statement/prospectus:

Total compensation of approximately US$20.7 million, including the Opinion Fee, which we refer to as the Transaction Fee, will become payable by ITC to Barclays in connection with the merger in installments, 10% of which was due and payable upon the announcement of the merger, 20% of which will be due and payable upon approval of the merger by ITC shareholders, with the remaining 70% due and payable upon consummation of the merger.

4. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Opinions of ITC’s Financial Advisors—Opinion of Morgan Stanley” is hereby supplemented as follows:

A. The following disclosure is added following the table on page 98 of the proxy statement/prospectus:

The following table reflects the company-by-company multiples of price to estimated EPS for 2016 and estimated EPS for 2017 for the companies included in the comparable companies analysis based on a compilation of earnings estimates by selected equity research analysts:

Metric	Comparable Company	Comparable Company Multiple
Stock Price to 2016 estimated unadjusted EPS	Ameren Corporation	17.2x
	CMS Energy Corp.	19.7x
	DTE Energy Company	17.5x
	WEC Energy Group, Inc.	19.5x
	Xcel Energy Inc.	17.9x

Stock Price to 2016 estimated EPS	Ameren Corporation	17.2x
	CMS Energy Corp.	19.7x
	DTE Energy Company	17.5x
	WEC Energy Group, Inc.	19.5x
	Xcel Energy Inc.	17.9x

Stock Price to 2017 estimated EPS	Ameren Corporation	16.1x
	CMS Energy Corp.	18.3x
	DTE Energy Company	16.4x
	WEC Energy Group, Inc.	18.4x
	Xcel Energy Inc.	17.0x

B.  The following disclosure is added following the table on page 101 of the proxy statement/prospectus:

The following table reflects the company-by-company multiples of price to estimated EPS for 2016 and estimated EPS for 2017 for the companies included in the comparable companies analysis based on a compilation of earnings estimates by selected equity research analysts:

Metric	Comparable Company	Comparable Company Multiple
Stock Price to 2016 estimated EPS	Canadian Utilities Ltd.	16.8x
	Emera Incorporated	19.4x

Stock Price to 2017 estimated EPS	Canadian Utilities Ltd.	15.9x
	Emera Incorporated	16.8x

5. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Certain Financial Projections Utilized by the ITC Board of Directors and ITC’s Financial Advisors” is hereby supplemented as follows:

A. The following disclosure replaces the first paragraph on page 106 (which paragraph begins “In addition, ITC management also prepared”) of the proxy statement/prospectus:

In addition, ITC management also prepared alternative unaudited financial projections regarding ITC’s forecasted operating results for fiscal years 2017 through 2020 with respect to possible capital expenditures and related cash flows associated with the highly speculative projects in Puerto Rico and Mexico.  These alternative projections were reviewed by the ITC board of directors, Barclays, Morgan Stanley and Lazard, and made available to all potential bidders who had executed a non-disclosure agreement with ITC, but neither the alternative projections, nor any portion thereof, was subsequently relied on by the ITC board of directors, Barclays, Morgan Stanley or Lazard. ITC management believed, due to the high level of uncertainty of the projects in Puerto Rico and Mexico, and related risks and contingencies, and the uncertainty of the assumptions underlying the projections with respect to the capital expenditures and related cash flows of such projects, that the projections that did not include such projects in Puerto Rico and Mexico were a more fair reflection of ITC management’s view of projected performance for fiscal years 2017 through 2020.  Accordingly, ITC directed its financial advisors to utilize and rely upon the projections not including Puerto Rico and Mexico in preparing its financial analyses and opinions summarized under “Proposal 1: The Merger—Opinions of ITC’s Financial Advisors” beginning on page 75 of this proxy statement/prospectus.

B. The following disclosure replaces the table on page 106 of the proxy statement/prospectus:

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
	(in millions of US dollars, except per share amounts)
Net Income	318	362	389	409	425
EBITDA(1)	848	950	1,015	1,065	1,097
Capital Investments (2)	727	717	617	496	462
Average Rate Base and CWIP(3)	5,703	6,205	6,555	6,800	6,974
Diluted Earnings Per Share(4)	$2.06	$2.34	$2.49	$2.60	$2.69
Common Dividends	124	140	156	172	191

C. The following disclosure is added following footnote 4 on page 107 of the proxy statement/prospectus:

The following table summarizes the unaudited financial projections related to ITC on a stand-alone basis without giving effect to the merger, including potential capital expenditures and related cash flows from (2017 — 2020) associated with projects in Puerto Rico and Mexico, prepared by ITC’s management as described above:

ITC Management Projections Plus Mexico and Puerto Rico

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
	(in millions of US dollars, except per share amounts)
Net Income	318	360	381	426	476
EBITDA(1)	848	950	1,015	1,148	1,282
Capital Investments (2)	727	1,184	1,028	951	829
Diluted Earnings Per Share(3)	$2.06	$2.32	$2.45	$2.72	$3.02
Common Dividends	124	140	156	172	191

(1)         EBITDA is a measure of estimated earnings before financial income (expense), allowance for funds used during construction, taxes, depreciation and amortization.

(2)         Annual capital investments reflect capital investments at ITC’s regulated operating subsidiaries. Capital investment amounts differ from cash expenditures for property, plant and equipment included in ITC’s consolidated statements of cash flows due in part to differences in construction costs incurred compared to cash paid during that period, as well as payments for major equipment inventory that are included in cash expenditures but not included in capital investment until transferred to CWIP, among other factors.

(3)         Diluted EPS is calculated consistent with U.S. GAAP.

D. The following disclosure replaces the table on page 108 of the proxy statement/prospectus:

	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
	(in millions of Canadian dollars, except per share amounts)
Net Income	$716	$783	$811	$856	$941
EBITDA(1)	$2,420	$2,636	$2,737	$2,863	$3,050
Earnings Per Common Share	$2.12	$2.33	$2.38	$2.49	$2.71
Common Dividends	$275	$300	$324	$350	$364

•     •     •     •     •     •

CAUTIONARY LANGUAGE CONCERNING FORWARD LOOKING STATEMENTS

This communication contains certain statements that describe the beliefs of management of ITC Holdings Corp. (the “Company”) concerning the proposed merger involving Fortis Inc. (“Fortis”) and the Company and the Company’s future business conditions, plans and prospects, growth opportunities and the outlook for the Company’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions the Company’s management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document, the proxy statement/prospectus and in subsequent filings with the SEC): (i) risks inherent in the contemplated merger, including: (A) failure to obtain approval by the Company’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the merger or to obtain regulatory approvals on favorable terms; (C) delays in consummating the merger or the failure to consummate the merger; and (D) exceeding the expected costs of the merger; (ii) legislative and regulatory actions; (iii) conditions of the capital markets during the periods covered by the forward-looking statements, and (iv) other risk factors described in the proxy statement/prospectus.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risks and uncertainties. Many factors mentioned in this document, the proxy statement/prospectus and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, the Company undertakes no obligation to publicly update any of the Company’s forward-looking or other statements, whether as a result of new information, future events, or otherwise.

The merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such merger will be consummated.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger involving the Company and Fortis. In connection with this proposed merger, Fortis has filed with the SEC a registration statement on Form F-4 that includes a prospectus of Fortis and a proxy statement of the Company, which the Company filed with the SEC on May 16, 2016.

The registration statement on Form F-4 was declared effective by the SEC on May 16, 2016. The Company mailed the definitive proxy statement/prospectus to its shareholders on or about May 17, 2016. This communication is not a substitute for the proxy statement/prospectus or any other document filed or to be filed by the Company with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from the Company upon written request to the Company, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

PARTICIPANTS IN SOLICITATION

The Company and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement/prospectus. Information about the directors and executive officers of the Company may be found in its 2015 Annual Report on Form 10-K, its proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Shareholders and the proxy statement/prospectus, in each case as filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus that the Company filed with the SEC on May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2016

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel